UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 24, 2007

Allstate Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3100 Sanders Road, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02.                   Results of Operations and Financial Condition.

The registrant furnishes below its Condensed Consolidated Statements of Operations for the three-month and six- month periods ended June 30, 2007 and 2006 and Condensed Consolidated Statements of Financial Position as of June 30, 2007 and December 31, 2006, prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), and certain non-GAAP and operating measures:

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	Est. 2007	2006	Est. 2007	2006

Revenues
Premiums	$122	$146	$277	$263
Contract charges	230	277	458	562
Net investment income	1,053	1,017	2,083	1,991
Realized capital gains and losses	104	(80)	126	(107)
	1,509	1,360	2,944	2,709

Costs and expenses
Contract benefits	331	327	705	653
Interest credited to contractholder funds	660	635	1,295	1,238
Amortization of deferred policy acquisition costs	166	176	281	281
Operating costs and expenses	73	98	160	201
Restructuring and related charges	(1)	3	(1)	18
	1,229	1,239	2.440	2,391

Gain (loss) on disposition of operations	2	(35)	3	(88)

Income from operations before income tax expense	282	86	507	230
Income tax expense	95	30	171	78

Net income	$187	$56	$336	$152

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,	December 31,
($ in millions, except par value data)	2007 (Est.)	2006

Assets
Investments
Fixed income securities, at fair value (amortized cost $61,760 and $60,851)	$62,403	$62,439
Mortgage loans	9,084	8,690
Equity securities	855	533
Short-term	1,209	805
Policy loans	747	752
Other	1,045	941

Total investments	75,343	74,160

Cash	171	273
Deferred policy acquisition costs	3,718	3,485
Reinsurance recoverables, net	3,385	3,392
Accrued investment income	679	689
Other assets	739	585
Separate Accounts	16,225	16,174

Total assets	$100,260	$98,758

Liabilities
Contractholder funds	$61,173	$60,565
Reserve for life-contingent contract benefits	12,081	12,204
Unearned premiums	33	34
Payable to affiliates, net	119	84
Other liabilities and accrued expenses	4,542	3,235
Deferred income taxes	250	258
Note payable to parent	—	500
Long-term debt	200	206
Separate Accounts	16,225	16,174

Total liabilities	94,623	93,260

Shareholder’s Equity
Redeemable preferred stock — series A, $100 par value, 1,500,000 shares authorized, none and 49,230 shares issued and outstanding	—	5
Redeemable preferred stock — series B, $100 par value, 1,500,000 shares authorized, none issued	—	—
Common stock, $227 par value, 23,800 shares authorized and outstanding	5	5
Additional capital paid-in	1,108	1,108
Retained income	4,382	4,055
Accumulated other comprehensive income:
Unrealized net capital gains and losses	142	325

Total accumulated other comprehensive income	142	325

Total shareholder’s equity	5,637	5,498

Total liabilities and shareholder’s equity	$100,260	$98,758

Definitions of Non-GAAP and Operating Financial Measures

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following non-GAAP financial measures.  Our methods of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Operating income is net income, excluding:

•                  realized capital gains and losses, after-tax, except for periodic settlements and accruals on non-hedge derivative instruments, which are reported with realized capital gains and losses but included in operating income,

•                  amortization of deferred policy acquisition costs (“DAC”) and deferred sales inducements (“DSI”), to the extent that they resulted from the recognition of certain realized capital gains and losses,

•                  (loss) gain on disposition of operations, after-tax, and

•                  adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, or (b) there has been no similar charge or gain within the prior two years.

Net income is the GAAP measure that is most directly comparable to operating income.

We use operating income as an important measure to evaluate our results of operations. We believe that the measure provides investors with a valuable measure of the company’s ongoing performance because it reveals trends in our insurance and financial services business that may be obscured by the net effect of realized capital gains and losses, (loss) gain on disposition of operations and adjustments for other significant non-recurring, infrequent or unusual items.  Realized capital gains and losses and (loss) gain on disposition of operations may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions, the timing of which is unrelated to the insurance underwriting process.  Consistent with our intent to protect results or earn additional income, including to enhance or maintain investment margin, operating income includes periodic settlements and accruals on certain derivative instruments that are reported in realized capital gains and losses because they do not qualify for hedge accounting or are not designated as hedges for accounting purposes.  These instruments are used for economic hedges and to replicate fixed income securities, and by including them in operating income, we are appropriately reflecting their trends in our performance and in a manner consistent with the economically hedged investments, product attributes (e.g. net investment income and interest credited to contractholder funds) or replicated investments.  Non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends.  Accordingly, operating income excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of our business.  A byproduct of excluding these items to determine operating income is the transparency and understanding of their significance to net income variability and profitability while recognizing these or similar items may recur in subsequent periods.  Operating income is used by management along with the other components of net income to assess our performance.  We use adjusted measures of operating income in incentive compensation.  Therefore, we believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our performance.  We note that investors, financial analysts and financial and business media organizations utilize operating income results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable and representative measurement of the Company and management’s performance.  Operating income should not be considered as a substitute for net income and does not reflect the overall profitability of our business.  Therefore, we believe it is useful for investors to have operating income and net income when evaluating our performance.

The following table reconciles operating income and net income.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	Est. 2007	2006	Est. 2007	2006

Operating income	$141	$143	$283	$275

Realized capital gains and losses	104	(80)	126	(107)
Income tax (expense) benefit	(37)	29	(45)	38
Realized capital gains and losses, after-tax	67	(51)	81	(69)
DAC and DSI amortization relating to realized capital gains and losses, after-tax	(15)	(3)	(15)	24
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(7)	(9)	(15)	(19)
Gains (loss) on disposition of operations, after-tax	1	(24)	2	(59)
Net income	$187	$56	$336	$152

Operating income return on equity is a ratio that uses a non-GAAP measure. It is calculated by dividing the rolling 12-month operating income by the average of shareholder’s equity at the beginning and at the end of the 12-month period, after excluding the effect of unrealized net capital gains.  Return on equity is the most directly comparable GAAP measure.  We use operating income as the numerator for the same reasons we use operating income, as discussed above.  We use average shareholder’s equity excluding the effect of unrealized net capital gains for the denominator as a representation of shareholder’s equity primarily attributable to the company’s earned and realized business operations because it eliminates the effect of items that are unrealized and vary significantly between periods due to external economic developments such as capital market conditions like changes in equity prices and interest rates, the amount and timing of which is unrelated to the insurance underwriting process.  We use it to supplement our evaluation of net income and return on equity because it excludes the effect of items that tend to be highly variable from period to period.  We believe that this measure is useful to investors and that it provides a valuable tool for investors when considered along with net income return on equity because it eliminates the effect of items that can fluctuate significantly from period to period and that are driven by economic developments, the magnitude and timing of which are generally not influenced by management:  the after-tax effects of realized and unrealized capital gains and losses, and the cumulative effect of change in accounting principle.  In addition, it eliminates non-recurring items that are not indicative of our ongoing business or economic trends. A byproduct of excluding the items noted above to determine operating income return on equity from return on equity is the transparency and understanding of their significance to return on equity variability and profitability while recognizing these or similar items may recur in subsequent periods.  Operating income return on equity should not be considered as a substitute for net income and does not reflect the overall profitability of our business.  Therefore, we believe it is useful for investors to have operating income return on equity and return on equity when evaluating our performance.  The following table shows the reconciliation.

($ in millions)	For the twelve months ended June 30,
	Est. 2007	2006
Return on equity
Numerator:
Net income	$612	$414
Denominator:
Beginning shareholder’s equity	5,492	6,320
Ending shareholder’s equity	5,637	5,492
Average shareholder’s equity	$5,565	$5,906
Return on equity	11.0%	7.0%

($ in millions)	For the twelve months ended June 30,
	Est. 2007	2006
Operating income return on equity
Numerator:
Operating income	$547	$557

Denominator:
Beginning shareholder’s equity	5,492	6,320
Unrealized net capital gains	45	952
Adjusted beginning shareholder’s equity	5,447	5,368
Ending shareholder’s equity	5,637	5,492
Unrealized net capital gains	142	45
Adjusted ending shareholder’s equity	5,495	5,447
Average shareholder’s equity	$5,471	$5,408
Operating income return on equity	10.0%	10.3%

Operating Measure

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following operating financial measure.  Our method of calculating this measure may differ from that used by other companies and therefore comparability may be limited.

Premiums and deposits is an operating measure that we use to analyze production trends for sales.  It includes premiums on insurance policies and annuities and all deposits and other funds received from customers on deposit-type products, which we account for under GAAP as increases to liabilities rather than as revenue.

The following table illustrates where premiums and deposits are reflected in the condensed consolidated financial statements.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	Est. 2007	2006	Est. 2007	2006

Premiums and deposits excluding variable annuities	$2,658	$3,778	$5,067	$5,797
Variable annuity deposits (1)	—	243	—	678

Total premiums and deposits	2,658	4,021	5,067	6,475
Deposits to contractholder funds	(2,503)	(3,634)	(4,731)	(5,570)
Deposits to separate accounts	(34)	(243)	(67)	(648)
Change in unearned premiums and other adjustments	1	2	8	6
Premiums	$122	$146	$277	$263

(1) Disposed through reinsurance effective June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

  By /s/ Samuel H. Pilch

   Name: Samuel H. Pilch

   Title:   Group Vice President and Controller

July 24, 2007